                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               GLOBALOPTIONS, INC.

                                       AND

                     CONFIDENTIAL BUSINESS RESOURCES, INC.,

                               HALSEY R. FISCHER,

                           FISCHER & ASSOCIATES, INC.

                            DATED AS OF MAY 19, 2005

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF

 Section 2.11   Compliance With Legal Requirements, Governmental Authorizations.10

                                      -i-

 Section 10.2   Indemnification and Reimbursement By Seller, Fischer

                                      -ii-

                                     -iii-

                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT (the  "AGREEMENT"),  is made as of May
19, 2005, by and among GLOBALOPTIONS,  INC., a Delaware  corporation  ("BUYER"),
CONFIDENTIAL  BUSINESS  RESOURCES,  INC.,  a  Delaware  corporation  ("SELLER"),
FISCHER & ASSOCIATES,  INC., a Tennessee  corporation  (the  "SHAREHOLDER")  and
HALSEY R. FISCHER, an individual resident of Tennessee ("FISCHER").

                                    RECITALS

            Seller  desires to sell,  and Buyer desires to purchase,  the Assets
(as defined below) of Seller for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

            The parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                      SALE AND TRANSFER OF ASSETS; CLOSING

            SECTION  1.1  ASSETS TO BE SOLD.  Upon the terms and  subject to the conditions set forth in this Agreement,  at the Closing, but effective as of the
Effective  Date (as defined in SECTION 1.6 below),  Seller  shall sell,  convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from
Seller, free and clear of any charge, claim,  equitable interest,  lien, option, pledge, security interest,  mortgage,  encroachment,  or restriction of any kind
(an  "ENCUMBRANCE"),  other  than  any  Encumbrance  identified  on  ANNEX  A as acceptable to Buyer (a "PERMITTED  ENCUMBRANCE"),  all of Seller's  property and assets,  real,  personal or mixed,  tangible and  intangible,  of every kind and description,  wherever  located,  belonging to Seller and used in the conduct of the Seller's private  investigations and surveillance business (the "BUSINESS"), including the following (but excluding the Excluded Assets):

            (a) all leasehold  interest in all real  property  leased or used by
Seller (the "REAL PROPERTY"),  including the Real Property described in SCHEDULE
2.6;

            (b) all equipment,  furniture, office equipment,  computer hardware, supplies,  materials,  vehicles,  and other items of tangible  personal property
(other than  inventory)  of every kind owned or leased by Seller (the  "TANGIBLE
PERSONAL PROPERTY"), including those items described in SCHEDULE 2.7(B);

            (c) all trade  accounts  receivable  and all other accounts or notes receivable of Seller (the "ACCOUNTS RECEIVABLE");

            (d) any oral or  written  contracts  or  agreement  (i) under  which
Seller has or may acquire any rights or benefits, (ii) under which Seller has or may become subject to any  obligation or liability,  or (iii) by which Seller or any of the Assets is or may become  bound (any such  contract  or  agreement,  a
"SELLER CONTRACT"), including those Seller Contracts listed on SCHEDULE 2.14;

            (e) all Governmental  Authorizations (as defined in SECTION 2.11(B))
and all pending  applications  therefor or renewals thereof, in each case to the extent transferable to Buyer;

            (f) all data and records  related to the  operations of Seller,  and copies of all records referenced in SECTION 1.2(E) below;

            (g) all of the intangible  rights and property of Seller,  including
the  Intellectual   Property  Assets  (as  defined  in  SECTION  2.16)  and  the
Proprietary Assets (as defined in SECTION 2.16), going concern value,  goodwill, telephone,  telecopy and e-mail addresses,  websites, domain names, and listings including the name  "Confidential  Business  Resources,  Inc." and abbreviations thereof;

            (h) all insurance benefits,  including rights and proceeds,  arising from or relating to the Assets prior to the Closing Date;

            (i) all  claims of Seller  against  third  parties  relating  to the
Assets;

            (j) all cash and cash  equivalents and all securities and short term investments;

            (k) all rights of Seller relating to deposits and prepaid  expenses, claims  for  refunds  and  rights  to offset in  respect  thereof  which are not excluded under SECTION 1.2(F); and

            (l) all other  properties  and assets of every kind,  character  and description,  tangible or intangible,  of every kind and  description,  owned by
Seller, whether or not similar to the items specifically set forth above.

All of the property and assets to be transferred to Buyer hereunder are referred to collectively as the "ASSETS".  Notwithstanding the foregoing, the transfer of the Assets  pursuant to this  Agreement  will not include the  assumption of any liability or obligation in respect  thereof unless the Buyer  expressly  assumes such liability or obligation pursuant to SECTION 1.4(A).

            SECTION  1.2  EXCLUDED  ASSETS.   Notwithstanding  anything  to  the
contrary contained in SECTION 1.1 or elsewhere in this Agreement,  the following items  (collectively,  the  "EXCLUDED  ASSETS")  are not  part of the  sale  and purchase contemplated  hereunder,  are excluded from the Assets, and will remain the property of Seller after the Closing:

            (a) the minute book, stock records and corporate seal of Seller;

            (b) the shares of capital stock of Seller held in treasury;

                                      -2-

            (c) all of Seller's insurance policies and rights thereunder (except to the extent specified in SECTIONS 1.1(H) and (I));

            (d) all personnel  records and other records that Seller is required by law to retain in its possession;

            (e) all claims for refund of taxes and other governmental charges of whatever nature;

            (f) all rights in connection with and assets of any Employee Benefit
Plans (as defined in SECTION 2.10 below);

            (g) all  rights  of  Seller  in  connection  with  the  transactions contemplated hereby; and

            (h) the property and assets expressly designated in SCHEDULE 2.7(A).

            SECTION 1.3 PURCHASE PRICE.  The  consideration  for the Assets (the
"PURCHASE PRICE") will be Five Million and No/100 Dollars ($5,000,000),  and the
assumption  of the  Assumed  Liabilities  (as  defined  in SECTION  1.4  below);
PROVIDED,  HOWEVER,  there shall be a dollar for dollar  adjustment  to the cash component of the Purchase  Price,  if at the Closing  Date,  the current  assets
(comprising  the following  items:  (1) cash; (2) Accounts  Receivable;  and (3)
advances and prepaid items,  hereinafter  defined as "CURRENT  ASSETS") are less than the  aggregate of the amount  outstanding  under the Seller's  Bank Line of
Credit (as defined in SECTION  1.4(A)(III)),  accrued  expenses and the Seller's accounts  payable (the "CURRENT  LIABILITIES").  In the event the Current Assets are less than the Current Liabilities,  the cash component of the Purchase Price shall then be  reduced  by an amount  equal to the  difference  between  Current
Liabilities  and the  Current  Assets (the  "PURCHASE  PRICE  ADJUSTMENT").  The
parties  agree that the cash  component of the Purchase  Price shall not be less than Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000).  In the
event the Purchase  Price  Adjustment  exceeds Five Hundred  Thousand and No/100
Dollars  ($500,000),   the  Buyer  shall  be  responsible  for  such  excess  of
liabilities  up to an additional  Two Hundred Fifty  Thousand and No/100 Dollars
($250,000).  In the event the Purchase  Price  Adjustment  is greater than Seven
Hundred Fifty Thousand and No/100 Dollars ($750,000) ("MAXIMUM BUYER'S AMOUNT"),
then the Buyer shall have an option to terminate this Agreement  without further obligation.

            Seller  shall  prepare  a  Closing  Date  Statement  based  upon the
Seller's  books and  records as of the close of  business  on the  business  day immediately  preceding  the Closing  Date,  which shall set forth the  foregoing matters and the adjustment, if any, in the Purchase Price,  substantially in the form of EXHIBIT 1.3. In  accordance  with SECTION  1.7(B),  at the Closing,  the
Purchase Price shall be delivered by Buyer to Seller as follows: (A) the payment of Four Million Five Hundred  Thousand and No/100 Dollars  ($4,500,000) (or such lesser amount to reflect any adjustments pursuant to this SECTION 1.3, but in no event, less than $4,000,000) by wire transfer to an account specified by Seller, and (B) the payment of Five Hundred  Thousand and No/100  Dollars  ($500,000) at
Closing to Silicon  Valley Bank, as escrow agent (the "ESCROW  AGENT") under the
Escrow Agreement (as defined in SECTION 1.7(A) below).

                                      -3-

            SECTION 1.4 LIABILITIES.

            (a) At the Closing,  but effective as of the Effective  Time,  Buyer shall assume and agree to discharge only the following  specifically  enumerated liabilities and obligations of Seller (the "ASSUMED LIABILITIES"):

                (i) any trade account payable (including a trade account payable to any shareholder of Seller (A) reflected on the Interim Balance Sheet, and (B)
that is incurred by Seller in the Ordinary  Course of Business  between the date of the Interim  Balance  Sheet and the Closing  Date, in each case which remains unpaid at and is not delinquent as of the Closing;

                (ii) any  liability  arising  after the Closing under any Seller
Contract  included  in the Assets  (other than any  liability  arising out of or relating to a breach which occurred prior to the Closing; and

                (iii) any liability of Seller described in SCHEDULE 1.4(A)(III), including  amounts  owed to SunTrust  Bank under the Seller's  revolving  credit facility (the "SELLER'S BANK LINE OF CREDIT").

            (b) All liabilities and obligations of Seller, whether arising prior to the Closing Date, other than the Assumed Liabilities,  are referred to as the
"RETAINED  LIABILITIES".  All of the Retained  Liabilities  will remain the sole responsibility of and will be retained, paid, performed and discharged solely by
Seller.

            SECTION 1.5 ALLOCATION.  The Purchase Price will be allocated as set forth in EXHIBIT 1.5. After the Closing,  the parties shall make  consistent use of the  allocation  specified in EXHIBIT 1.5 for all tax purposes and in any tax returns filed with the Internal  Revenue Service in respect  thereof,  including
IRS Form 8594.

            SECTION 1.6  CLOSING.  The  consummation  of the  purchase  and sale provided for in this Agreement (the "CLOSING") will take place at the offices of
Buyer's counsel at 1201 15th Street, N.W., Washington, D.C. 20005, at 10:00 a.m.
(local  time) on such date as the parties may  mutually  agree but no later than
June 30, 2005 (the "CLOSING DATE").

            SECTION 1.7 CLOSING OBLIGATIONS.

            (a) At the Closing, Seller, Fischer and the Shareholder, as the case may be, shall deliver to Buyer:

                (i) a bill of sale for all of the  Assets in a form to be agreed upon (the "BILL OF SALE"), executed by Seller;

                (ii) an  assignment  of all of the Assets  which are  intangible personal  property in form to be agreed upon, which assignment will also contain
Buyer's  undertaking and assumption of the Assumed  Liabilities (the "ASSIGNMENT
AND ASSUMPTION AGREEMENT"), executed by Seller;

                                      -4-

                (iii) with respect to each interest in real  property  leased by
Seller as set forth in SCHEDULE 2.6, an Assignment  and Assumption of Lease in a
form to be agreed upon (the  "ASSIGNMENT AND ASSUMPTION OF LEASE"),  executed by
Seller and the applicable lessor;

                (iv) copies of any other consent (excluding consents relating to the  Non-Material  Contracts  (as defined in SECTION 1.8 below))  required to be obtained in connection with the execution and delivery of this Agreement and the consummation of the  transactions  contemplated  hereby as disclosed on SCHEDULE
2.2(C);

                (v) an  escrow  agreement  in the  form  of  EXHIBIT  1.7(A)(V),
executed  by  Seller,   the  Shareholder  and  the  Escrow  Agent  (the  "ESCROW
AGREEMENT");

                (vi) an employment  agreement in the form of EXHIBIT 1.7(A)(VI), executed by Fischer (the "EMPLOYMENT AGREEMENT");

                (vii)   noncompetition,    nondisclosure   and   nonsolicitation
agreements  in the a form to be agreed  upon,  executed by the  Shareholder  and certain  employees to be agreed upon no later than ten (10)  business days prior to the Closing Date;

                (viii) a certificate of the Secretary of Seller  certifying,  as complete  and  accurate  as of the  Closing,  attached  copies of the  bylaws of
Seller,  certifying  and  attaching  all  requisite  resolutions  or  actions of
Seller's  board of  directors  and  shareholders  approving  the  execution  and delivery of this Agreement and the consummation of the transactions contemplated hereby and the change of name  contemplated by SECTION 4.5 and certifying to the incumbency  of the officers of Seller  executing  this  Agreement  and any other document relating to the transactions contemplated hereby and accompanied by the requisite  documents for amending the  Certificate  of  Incorporation  of Seller required to effect such  change of name in form  sufficient  for filing with the
Delaware Secretary of State;

                (ix) an opinion of Donald I.N. McKenzie, Esq., dated the Closing
Date, in a form customary for similar transactions;

                (x) the certificate of incorporation and all amendments  thereto of Seller,  duly  certified  as of a recent  date by the  Secretary  of State of
Delaware;

                (xi)  certificates as to the good standing of Seller and payment of all applicable state taxes by Seller,  executed by the appropriate  officials of the  jurisdiction of Seller's  incorporation  and each  jurisdiction in which
Seller is licensed or  qualified  to do  business  as a foreign  corporation  as specified in SCHEDULE 2.1; and

                (xii) such other deeds, bills of sale, assignments, certificates of title,  documents  and other  instruments  of transfer and  conveyance as may reasonably  be requested by Buyer,  each in form and substance  satisfactory  to
Buyer and its counsel and executed by Seller for the purpose of facilitating the consummation or performance of the transactions contemplated hereby.

                                      -5-

            (b) At the Closing, Buyer shall deliver to Seller:

                (i) Four  Million  Five  Hundred  Thousand  and  No/100  Dollars
($4,500,000) or such lesser amount as may be adjusted in accordance with SECTION
1.3 of this  Agreement but in no event less than Four Million and No/100 Dollars
($4,000,000), by wire transfer to accounts specified in writing by Seller (which wire transfer instructions must be delivered by Seller to Buyer at least one (1)
Business Day prior to Closing);

                (ii) the Assignment and Assumption Agreement, executed by Buyer;

                (iii) the  Escrow  Agreement,  executed  by Buyer and the Escrow
Agent,  together with the delivery of Five Hundred  Thousand and No/100  Dollars
($500,000) to the Escrow Agent by wire  transfer to an account  specified by the
Escrow Agent;

                (iv) the Employment Agreement, executed by Buyer;

                (v) the Noncompetition Agreements, executed by Buyer; and

                (vi) a  certificate  of the  Secretary of Buyer  certifying,  as complete and accurate as of the Closing,  attached copies of the bylaws of Buyer and  certifying  and attaching all requisite  resolutions  or actions of Buyer's board of directors  approving the  execution and delivery of this  Agreement and the consummation of the transactions  contemplated  hereby and certifying to the incumbency  of the  officers of Buyer  executing  this  Agreement  and any other document relating to the transactions contemplated hereby.

            SECTION 1.8 CONSENTS.  Buyer may waive the  requirement  that Seller obtain  consents  to  assignment  with  respect to any of the  Seller  Contracts disclosed on SCHEDULE  2.2(C) (the  contracts with respect to which Buyer grants such waiver, the "NON-MATERIAL CONTRACTS"),  in which case any such Non-Material
Contracts  will  be  identified  as  such on  SCHEDULE  2.2(C).  Notwithstanding anything  to the  contrary in this  Agreement,  if any  consents  to  assignment relating to the Non-Material Contracts have not been obtained at or prior to the
Closing,  this  Agreement  will not  constitute an assignment or an agreement to assign if such assignment or attempted  assignment  would constitute a breach of the Non-Material Contract or result in the loss or diminution thereof; PROVIDED,
HOWEVER, that in each such case, Seller shall take commercially reasonable steps after the Closing to obtain the consent of such other party to the  Non-Material
Contract to the assignment of such  Non-Material  Contract to the Buyer. If such consent is not  obtained,  Seller shall  cooperate  with the Buyer to the extent legally  permissible  and  feasible in any  reasonable  arrangement  designed to provide for Buyer the benefits of any Non-Material Contract,  including, without limitation,  the  enforcement,  for the account and benefit of the Buyer, of any and all rights of Seller against any other person with respect to a Non-Material
Contract.

                                      -6-

                                   ARTICLE 2.

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

      Seller,  Fischer and the  Shareholder  represent and warrant,  jointly and severally, to Buyer as follows:

            SECTION 2.1 ORGANIZATION AND GOOD STANDING.

                 (a) Seller is a corporation duly organized,  validly  existing, and in good  standing  under  the  laws of the  State  of  Delaware,  with  full corporate  power  and  authority  to  conduct  its  business  as it is now being conducted,  to own or use its  properties  and  assets,  and to perform  all its obligations  under its  contracts.  Seller is duly qualified to do business as a foreign  corporation  and is in good  standing  under the laws of each  state or other jurisdiction set forth in SCHEDULE 2.1.

                 (b)  Complete  and  accurate   copies  of  the  certificate  of
incorporation and bylaws of Seller (collectively, the "GOVERNING DOCUMENTS"), as currently in effect, have been delivered to Buyer.

                 (c) Seller does not own and has not entered into any  agreement or contract to acquire,  any equity securities or other securities of any person or any direct or indirect equity ownership interest in any other business.

          SECTION 2.2 AUTHORITY; NO CONFLICT.

                 (a) This Agreement  constitutes the legal,  valid,  and binding obligation of Seller,  Fischer and the Shareholder,  enforceable against each of them in  accordance  with its terms.  Upon the execution and delivery by Seller,
Fischer and the  Shareholder  of each of the  documents  and  instruments  to be executed  and  delivered  by  Seller,  Fischer  and the  Shareholder  at Closing
pursuant to SECTION 1.7(A)  (collectively,  the "SELLER'S  CLOSING  DOCUMENTS"), each of Seller's Closing Documents will constitute the legal, valid, and binding obligation  of each of Seller,  Fischer  and the  Shareholder  a party  thereto, enforceable  against each of them in  accordance  with their  respective  terms.
Seller has the right, power,  authority and capacity to execute and deliver this
Agreement and Seller's  Closing  Documents and to perform its obligations  under this  Agreement and Seller's  Closing  Documents,  and such action has been duly authorized  by all  necessary  action  by  Seller's  shareholders  and  board of directors.  Fischer and the  Shareholder  have all necessary  legal  capacity to enter into this  Agreement  and the  Seller's  Closing  Documents  to which such person is a party and to perform his obligations hereunder and thereunder.

                 (b) Neither the  execution  and delivery of this  Agreement nor the consummation or performance of any of the transactions  contemplated  hereby will (with or without notice or lapse of time):  (i) contravene,  conflict with, or result in a violation of any provision of any of the  Governing  Documents of
Seller,  (ii)  contravene,  conflict with, or result in a violation of any Legal
Requirement  (as  defined  in  SECTION  2.11(A)  below) or Order (as  defined in

                                      -7-

SECTION 2.12(B) below) of any court or governmental authority to which Seller or any of the Assets are subject, or (iii) breach any provision of, give any person the right to declare a default or  exercise  any remedy  under,  accelerate  the maturity  or  performance  of or  payment  under,  result  in  the  creation  or imposition  of any  Encumbrance  upon  any  of  the  Assets  under,  or  cancel, terminate, or modify, any contract to which Seller is a party or by which Seller or the Assets are bound.

                 (c) Except as set forth in SCHEDULE  2.2(C),  Seller is not and will not be required to give any notice to or obtain any consent from any person in  connection  with  the  execution  and  delivery  of  this  Agreement  or the consummation or performance of the transactions  contemplated  hereby (including the assignment of the Seller Contracts hereunder).

            SECTION 2.3  CAPITALIZATION.  The  authorized  equity  securities of
Seller consist of 10,000,000  shares of common stock, par value $.001 per share, of which 1,932,241.1 shares are issued and outstanding,  and 1,000,000 shares of preferred  stock,  $.001 par value, of which 187,600 shares have been designated as Series A  Convertible  Preferred  Stock of which 93,000 shares are issued and outstanding.

            SECTION 2.4 FINANCIAL  STATEMENTS.  Attached  hereto as SCHEDULE 2.4 are the Seller's  unaudited  balance  sheet as of December  31, 2004,  unaudited profit and loss  statement  for the  twelve  months  ended  December  31,  2004, unaudited  balance  sheet as of March 31,  2005 and  unaudited  profit  and loss statement  for the 3 months ended March 31, 2005 (the  "FINANCIAL  STATEMENTS").
The Financial  Statements fairly present the financial condition and the results of  operations  of  Seller  as at the  respective  dates of and for the  periods referred to in such  financial  statements,  all in  accordance  with  generally accepted accounting principals ("GAAP") except as set forth on SCHEDULE 2.4. The
Financial  Statements  have been prepared  from and are in  accordance  with the books and records of Seller.

            SECTION 2.5 SUFFICIENCY OF ASSETS.  The Assets (a) constitute all of the assets,  tangible and intangible,  necessary to conduct Seller's business in the manner presently operated by Seller, and (b) constitute all of the operating assets of Seller.

            SECTION 2.6 REAL PROPERTY LEASES. SCHEDULE 2.6 sets forth all leases of real  property to which the Seller is a party (the  "LEASES").  Complete  and accurate  copies of the Leases,  as amended or modified,  have been delivered to
Buyer.  The Leases are in full force and effect,  are  binding  and  enforceable against each of the parties thereto in accordance with their  respective  terms, and have not been  amended or modified  since the date of delivery to the Buyer.
No party to any Lease has sent written  notice to the other  claiming  that such party is in default  thereunder,  which alleged default remains uncured.  Seller enjoys peaceful and undisturbed possession of all such real property.

            SECTION 2.7 PERSONAL PROPERTY.

                 (a) Except as set forth on  SCHEDULE  2.7(A),  Seller owns good and transferable  title to all of its Assets (excluding its interest in the real property  described in SCHEDULE 2.6), free and clear of any  Encumbrances  other than Permitted Encumbrances.

                                      -8-

                 (b) SCHEDULE  2.7(B) sets forth all items of Tangible  Personal
Property with an initial, nondepreciated book value in excess of $500. Each item of Tangible  Personal  Property is in good repair and good operating  condition, ordinary  wear and tear  excepted,  and is  suitable  for  immediate  use in the ordinary course of business, No item of Tangible Personal Property is in need of repair or replacement other than as part of routine  maintenance in the ordinary course of  business.  All Tangible  Personal  Property is in the  possession  of
Seller.

            SECTION 2.8 TAXES. Seller has timely filed all tax returns (federal, state or local) required to be filed by it in accordance  with applicable  Legal
Requirements.  All of such tax returns are  accurate and complete in al material respects.  Seller has paid or made  provision  for the payment of all taxes that have or may become due for all periods  covered by the tax returns or otherwise, or  pursuant  to any  assessment  received  by  Seller.  Except  as set forth in
SCHEDULE 2.8, there is no dispute or claim concerning any taxes of Seller either claimed or raised by any governmental authority in writing.  Except as set forth in SCHEDULE  2.8,  Seller has not  requested or been given any extension of time within  which to file  returns in  respect of any taxes for which  Seller may be liable.  All taxes  that  Seller is or was  required  by Legal  Requirements  to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper governmental authority.

            SECTION  2.9  EMPLOYEES.  SCHEDULE  2.9 sets  forth a  complete  and accurate list,  giving name, job title,  current  compensation  paid or payable, sick and vacation  leave that is accrued but unused,  and services  credited for purposes of vesting and  eligibility to participate  under any Employee  Benefit
Plan (as defined below) (in each case, to the extent  applicable),  (a) for each employee of Seller, including each employee on leave of absence or layoff status
(the "EMPLOYEES"),  (b) for any independent contractors who render services on a regular basis to, or are under contract with, Seller. Seller has not experienced any  organized  slowdown,  work  interruption  strike  or work  stoppage  by its employees,  and, to the knowledge of Seller, Fischer and the Shareholder,  there is no  strike,  labor  dispute  or  union  organization  activities  pending  or threatened  affecting  Seller.  None of the  Employees  belongs  to any union or collective  bargaining unit. Except as set forth on SCHEDULE 2.9, no Employee of
Seller is bound by (a) any  employment  or similar  contract or  agreement  with
Seller,  or (b) any contract or agreement that purports to limit or restrict the ability of such Employee to (i) perform his duties as an employee of Seller,  or
(ii) engage in any conduct, activity, or practice relating to Seller's business.

            SECTION 2.10 EMPLOYEE BENEFITS.  SCHEDULE 2.10 sets forth all plans, programs,  or  arrangements  that Seller has maintained,  sponsored,  adopted or obligated itself under with respect to employees' benefits, including pension or retirement  plans,  medical  or  dental  plans,  life  or  long-term  disability insurance, bonus or incentive compensation, stock option or equity participation plans (the "EMPLOYEE BENEFIT PLANS"). Seller has no liability or obligation with respect to any Employee under any Employee Benefit Plan other than normal salary or wage  accruals  and  paid  vacation,  sick  leave  and  holiday  accruals  in accordance  with  Seller's  past  practice and policy.  Seller has performed all obligations  required to be performed  under,  and has  complied  with all Legal
Requirements in connection  with, all such Employee  Benefit Plans and is not in arrears under any of the terms thereof.

                                      -9-

            SECTION  2.11  COMPLIANCE  WITH  LEGAL  REQUIREMENTS,   GOVERNMENTAL
AUTHORIZATIONS.

                 (a)  Seller  is, and at all times  since  January 1, 2001,  has been, in compliance in all material  respects with any federal,  state, or local law, ordinance or regulation (including with respect to environmental,  disposal of hazardous  substances,  or public health or safety) (a "LEGAL  REQUIREMENT"), that is or was  applicable  to the operation of its business or the ownership or use of any of its assets, except as set forth in SCHEDULE 2.11(A). Except as set forth on SCHEDULE 2.11(A), Seller has not received, at any time since January 1,
2001,  any notice or other  communication  (whether  oral or  written)  from any governmental  authority  or any other  person  regarding  any  actual or alleged violation of, or failure to comply with, any Legal Requirement.

                 (b) SCHEDULE  2.11(B)  contains a complete and accurate list of each approval,  license or permit (the  "GOVERNMENTAL  AUTHORIZATIONS")  that is held by Seller or that otherwise relates to the Seller's business or the Assets.
The  Governmental   Authorizations   listed  in  SCHEDULE  2.11(B)  collectively
constitute all of the approvals, licenses and permits necessary to permit Seller to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently  owns and uses such assets.  Except as set forth on
SCHEDULE  2.11(B),  each  such  private  investigations  license  or  permit  is transferable to Buyer as of the Closing.

            SECTION 2.12 LEGAL PROCEEDINGS, ORDERS.

                 (a)  Except  as set  forth in  SCHEDULE  2.12(A),  there are no actions or proceedings  pending by or against Seller or that otherwise relate to or may affect the business  of, or any of the assets  owned or used by,  Seller.
Except as set forth in SCHEDULE 2.12(A), To the knowledge of Seller, Fischer and the Shareholder,  no such action or proceeding has been threatened, and no event has  occurred  or  circumstance  exists  that  may  serve  as a  basis  for  the commencement of any such action or proceeding.

                 (b) There are no orders, injunctions,  judgments or decrees (an
"ORDER")  outstanding  against Seller or that otherwise  relate to or may affect the business of, or any of the assets owned or used by, Seller.

            SECTION 2.13 INSURANCE.  SCHEDULE 2.13 sets forth (a) a complete and accurate  list of all  insurance  under which any of the assets or properties of
Seller is covered or otherwise  relating to the business of Seller,  and (b) all life insurance  policies  covering the life of any Employee for which Seller has paid any premiums.  Such  policies are in full force and effect,  and Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such policy of insurance.

            SECTION 2.14  CONTRACTS;  NO  DEFAULTS.  SCHEDULE  2.14  contains an accurate  and complete  list of each Seller  Contract.  Seller has  delivered to
Buyer  accurate and complete  copies of each written Seller  Contract,  and have provided  Buyer  with a true  and  accurate  description  of  each  oral  Seller
Contract.  Each  Seller  Contract  is valid and  binding  and in full  force and effect, Seller and each other person that has or had any obligation or liability under  any  Seller  Contract  is in  compliance  with  all  material  terms  and requirements of each Seller Contract,  and, except a set forth in SCHEDULE 2.14, no event has  occurred or  circumstance  exists that (with or without  notice or

                                      -10-

lapse of time) may contravene, conflict with, or result in a violation or breach of, or give  Seller  or any  other  person  the  right to  declare a default  or exercise any remedy under,  or to accelerate the maturity or performance  of, or to cancel, terminate, or modify, any Seller Contract.

            SECTION 2.15 INTELLECTUAL  PROPERTY.  SCHEDULE 2.15 lists any names, assumed names,  registered or unregistered trade names,  patents,  inventions or discoveries  that may be  patentable,  registered  or  unregistered  trademarks, registered or unregistered service marks, registered or unregistered copyrights, applications for any of the foregoing, computer software, rights in internet web
sites  and  internet   domain   names,   owned,   used  or  licensed  by  Seller
(collectively,  the "INTELLECTUAL  PROPERTY ASSETS"). The documentation relating to (a) such  Intellectual  Property Assets and (b) any trade secrets,  know-how, confidential or proprietary information and customer lists (the items referenced in clause (b), the "PROPRIETARY ASSETS") is current, accurate, and sufficient in detail  and  content  to allow its full and  proper  use.  Seller  has taken all reasonable precautions to protect the secrecy,  confidentiality and value of the all of the  Intellectual  Property  Assets and Proprietary  Assets,  and has the
right to use all of the  Intellectual  Property Assets and  Proprietary  Assets.
None of the Intellectual Property Assets or Proprietary Assets is subject to any adverse  claim or has been  challenged  or threatened in any way or infringes or conflicts with any patent or copyright  application or registration or any other intellectual  property  right of any other person.  The ownership and use of the
Intellectual  Property  Assets and  Proprietary  Assets by Buyer  following  the
Closing will not infringe upon or conflict with the intellectual property rights of any person.

            SECTION 2.16 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in SCHEDULE 2.16, no shareholder or any Related Person (as defined below) of the shareholder has any interest in any property (whether real,  personal,  or mixed and whether tangible or intangible), used in or pertaining to Seller's business.
To the  knowledge of the Seller,  no  shareholder  or any Related  Person of any shareholder  owns an equity  interest  or any other  financial  interest  in any person that has (a) had business  dealings or a material  financial  interest in any  transaction  with  Seller  other than  business  dealings  or  transactions disclosed  in SCHEDULE  2.16,  each of which has been  conducted in the ordinary
course  of  business  at   substantially   prevailing   market   prices  and  on
substantially prevailing market terms, or (b) engaged in competition with Seller with respect to the Seller's business. Except as set forth on SCHEDULE 2.16, the
Seller is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Seller or any Affiliate of any such person in any amount other than for salaries for services  rendered or  reimbursable  business expenses, and no such officer, director, shareholder or Affiliate is indebted to the Seller,  except for advances made to employees of the Seller in the ordinary course of business to meet  reimbursable  business  expenses  anticipated  to be incurred by such person. For the purposes of this SECTION 2.16, "RELATED PERSON"
means,  with respect to any individual:  (i) an individual's  spouse,  siblings, siblings'  children,  children,  grandchildren  or  parents;  or  (ii) a  trust, corporation,  partnership  or other  entity,  the  beneficiaries,  stockholders, partners,  or owners, or persons holding a controlling interest of which consist of such individuals referred to in the immediately preceding clause (i).

            SECTION 2.17 NO UNDISCLOSED  LIABILITIES.  Seller has no liabilities or  obligations  except for  liabilities  or  obligations  reflected or reserved against  in the  unaudited  balance  sheet as of March 31,  2005  (the  "INTERIM

                                      -11-

BALANCE  SHEET") and current  liabilities  incurred  in the  ordinary  course of business of Seller since March 31, 2005, except as set forth on SCHEDULE 2.17.

            SECTION 2.18 NO MATERIAL  ADVERSE CHANGE.  Since March 31, 2005, (a)
there has not been any  material  adverse  change in the  business,  properties, prospects,  assets,  results of operations or condition (financial or otherwise)
of Seller,  and no event has occurred or circumstance  exists that may result in such a material adverse change; (b) there has not been any sale, lease, or other disposition of any asset or property of Seller other than in the ordinary course of  business,  or any  Encumbrance  on any asset or property of Seller;  and (c)
Seller has conducted its business only in the ordinary  course of business so as to preserve its business intact,  to keep available to its business the services of Seller's  employees,  and to preserve  its  business  and the goodwill of its suppliers, customers and others having business relations with it.

            SECTION  2.19  BROKERS  OR  FINDERS.  Neither  Seller nor any of its
officers,  directors,  employees  or  agents  have  incurred  any  liability  or obligation  for  brokerage  or  finders'  fees or agents'  commissions  or other similar  payment in connection  with the sale of the Assets or the  transactions contemplated hereby.

            SECTION 2.20 ACCOUNTS  RECEIVABLE.  All Accounts Receivable that are reflected on the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date represent or will represent valid  obligations  arising from services  actually  performed  by Seller  in the  ordinary  course of  business, subject to a modest amount of uncollectibility.  Except to the extent paid prior to the Closing Date,  such Accounts  Receivable are or will be as of the Closing
Date  collectible  net of the  respective  reserves  to be shown on the  audited balance  sheet as of March 31,  2005.  Subject  to such  reserves,  each of such
Accounts  Receivable  either has been or will be collected in full,  without any set-off,  within  365 days  after  the day on which  it  first  becomes  due and payable.  SCHEDULE  2.20  contains a complete and accurate  list of all Accounts
Receivable as of the date of the Interim  Balance  Sheet,  which list sets forth the aging of each such Account Receivable.

            SECTION 2.21  CUSTOMERS AND SUPPLIERS.  Since March 31, 2005,  there has been no  adverse  change in the  business  relationship  of Seller  with any material  customer  or  supplier.  Seller has not  received  any notice that any material  customer or supplier has any  intention  to  terminate  or  materially reduce  purchases from or supplies to Seller on account of the  consummation  of the transactions contemplated hereby or otherwise.

            SECTION  2.22  BOOKS AND  RECORDS.  The books of  account  and other financial  records of Seller are complete  and correct in all material  respects and have been  maintained in  accordance  with sound  business  practices and in accordance with applicable laws and regulations.

            SECTION 2.23 BANK  ACCOUNTS.  SCHEDULE  2.23 contains a complete and accurate  list of all bank  accounts  and safe  deposit  boxes in the name of or controlled by the Seller, and the person or persons authorized to act or sign on behalf of the Seller in respect of any of the foregoing.

                                      -12-

            SECTION 2.24  PREPAYMENTS  AND DEPOSITS.  SCHEDULE 2.24 sets forth a complete and accurate list of all  prepayments  or deposits  from  customers for services  to be  performed  after the Closing  Date which have been  received by
Seller as of the date hereof.

            SECTION  2.25  DISCLOSURE.  No  representation  or warranty or other statement made by Seller, Fischer or the Shareholder in this Agreement or in any certificate  to be  delivered  hereunder,  contains  or will  contain any untrue statement of a material  fact or omits,  or will omit,  to state a material fact necessary  to make any of them,  not  misleading.  There  does not now exist any event, condition, or other matter,  individually or in the aggregate,  adversely affecting Seller or the Seller's business,  prospects,  financial condition,  or results of its operations that has not been set forth this Agreement.

                                   ARTICLE 3.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as follows:

            SECTION 3.1 ORGANIZATION  AND GOOD STANDING.  Buyer is a corporation duly  organized,  validly  existing,  and in good standing under the laws of the
State of  Delaware,  with full  corporate  power and  authority  to conduct  its business as it is now being conducted.

            SECTION 3.2 AUTHORITY, NO CONFLICT.

                 (a) This Agreement  constitutes the legal,  valid,  and binding obligation of Buyer,  enforceable  against it in accordance with its terms. Upon the execution and delivery by Buyer of each of the documents and  instruments to be  executed  and  delivered  by Buyer at Closing  pursuant  to  SECTION  1.7(B)
(collectively,  the "BUYER'S  CLOSING  DOCUMENTS"),  each of the Buyer's Closing
Documents will  constitute the legal,  valid,  and binding  obligation of Buyer, enforceable  against it in accordance with its respective  terms.  Buyer has the absolute  right,  power and authority to execute and deliver this  Agreement and the  Buyer's  Closing  Documents  and to  perform  its  obligations  under  this
Agreement  and the  Buyer's  Closing  Documents,  and such  action has been duly authorized by all necessary corporate action.

                 (b) Neither the  execution  and  delivery of this  Agreement by
Buyer  nor  the   consummation  or  performance  of  any  of  the   transactions
contemplated hereby by Buyer will (with or without notice or lapse of time): (i)
contravene,  conflict  with or result in a violation of any provision of Buyer's certificate of incorporation or bylaws; (ii) contravene, conflict with or result in a violation of any Legal  Requirement  or Order of any court or  governmental authority to which Buyer or its assets are subject,  or (iii)  conflict  with or result in the breach or termination of any term or provision of, or constitute a default under,  or cause any  acceleration  under,  or cause the creation of any
Encumbrance  upon the  properties  or  assets  of the  Buyer  pursuant  to,  any indenture, mortgage, deed of trust or other agreement or instrument to which the
Buyer is a party or by which  the  Buyer or any of its  properties  is or may be bound.

                                      -13-

            SECTION  3.3  CONSENTS  AND  APPROVALS.  SCHEDULE  3.3 sets  forth a complete and accurate  list of all consents and  approvals of third parties that
are  required  in  connection  with  the   consummation  by  the  Buyer  of  the
transactions contemplated by this Agreement, all of which consents and approvals either have been obtained or will be obtained prior to the Closing Date.

            SECTION  3.4   REGULATORY   APPROVALS.   All  consents,   approvals,
authorizations or other  requirements  prescribed by any law, rule or regulation that must be obtained or satisfied by the Buyer and that are  necessary  for the consummation  of the  transactions  contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

            SECTION  3.5  AVAILABILITY  OF  FINANCING.  Buyer  has no  reason to believe that the private  placement for the funds necessary to finance the Buyer to  consummate  the  transactions  contemplated  by this  Agreement  will not be available  to  Buyer  on  the  Closing  Date.  Buyer  has  furnished  to  Seller preliminary and draft  documentation  relating to its contemplated  fund raising transactions and Buyer shall promptly deliver to Seller  additional  information and  documents  with  respect  to such fund  raising as they  become  available, including definitive documents related to the closing of such financing.

            SECTION  3.6  BROKERS  OR  FINDERS.  Neither  Buyer  nor  any of its
officers,  directors,  employees  or agents  have  incurred  any  liability  for brokerage or finders' fees or agents'  commissions  or other similar  payment in connection with the transactions contemplated hereby.

                                   ARTICLE 4.

                      COVENANTS OF SELLER PRIOR TO CLOSING

            SECTION  4.1  ACCESS  AND  INVESTIGATION.  Between  the date of this
Agreement and the Closing Date, and upon reasonable advance notice received from
Buyer,  Seller shall (a) afford Buyer and its  Representatives  and  prospective lenders and their  Representatives  (collectively,  the "BUYER  GROUP") full and free access,  during normal  business hours,  to Seller's  management  personnel offices,  properties offices, and books and records, such rights of access to be exercised in a manner that does not  unreasonably  interfere with the operations of  Seller,  (b)  furnish  the Buyer  Group with  copies of all such  Contracts,
Governmental Authorizations, books and records, and other existing data as Buyer may  reasonably  request,  (c)  furnish  the Buyer  Group  with such  additional financial,  operating,  and other  relevant  data and  information  as Buyer may reasonably  request,  and (d)  otherwise  cooperate  and  assist,  to the extent reasonably  requested by Buyer,  with Buyer's  investigation  of the properties, assets and financial condition related to Seller.

            SECTION 4.2 OPERATION OF THE BUSINESS OF SELLER. Between the date of this Agreement and the Closing Date, Seller shall:

                 (a)  conduct the  business  of the Seller only in the  Ordinary
Course of Business (as defined below);

                                      -14-

                 (b) use its commercially  reasonable efforts to preserve intact the current business  organization of the Seller, keep available the services of the  Seller's  officers,  employees,  and  agents,  and  maintain  the  Seller's relations  and  good  will  with  suppliers,  customers,  landlords,  creditors, employees, agents, and others having business relationships with it;

                 (c)  confer  with  Buyer  prior  to  implementing   operational
decisions of a material nature; and

                 (d)  otherwise  report  periodically  to Buyer  concerning  the status of the business, operations, and finances of the Seller.

            "ORDINARY  COURSE OF BUSINESS" means an action that is consistent in nature and scope with Seller's past  practices,  taken in the ordinary course of the normal  day-to-day  operations of Seller and that does not require  specific authorization by the Board of Directors or shareholders of Seller.

            SECTION 4.3  NEGATIVE  COVENANT.  Except in the  Ordinary  Course of
Business or as otherwise  expressly  permitted herein,  between the date of this
Agreement  and the Closing  Date,  Seller shall not,  without the prior  written
Consent of Buyer:

                 (a)  pay  or  increase   any   bonuses,   salaries,   or  other
compensation to any shareholder, director, officer or employee or entry into any severance or similar contract with any director, officer, or employee;

                 (b) adopt, amend or increase the payments to or benefits under, any Employee Benefit Plan with respect to the Employees;

                 (c) mortgage, pledge, or impose any Encumbrance on any Asset of the Seller;

                 (d)  modify  any  material   Seller  Contract  or  Governmental
Authorization;

                 (e) cancel or waive any claims or rights with a value to Seller in excess of $10,000; or

                 (f)  agree,  whether  orally  or in  writing,  to do any of the foregoing.

            SECTION 4.4 NOTIFICATION. Between the date of this Agreement and the
Closing Date,  Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or  condition  that  causes  or  constitutes  a breach of any of
Seller's  representations  and warranties made as of the date of this Agreement, or (b) the occurrence  after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly  contemplated by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Seller shall promptly deliver to Buyer a supplement to the Schedules specifying such change.

                                      -15-

            SECTION 4.5 NO  NEGOTIATION.  Until such time as this  Agreement  is terminated  pursuant to SECTION 9.1,  Seller  shall not  directly or  indirectly solicit,  initiate,  encourage or  entertain  any  inquiries or proposals  from, discuss or negotiate  with,  provide any non-public  information to, or consider the merits of any  inquiries or proposals  from,  any person  (other than Buyer)
relating to any business combination transaction involving Seller, including the sale by the  Shareholders  of Seller's  stock,  the merger or  consolidation  of
Seller,  or the sale of the  Business  or any of the Assets  (other  than in the
Ordinary  Course of Business).  Seller shall  promptly  notify Buyer of any such inquiry or proposal.

            SECTION 4.6 BEST  EFFORTS.  Seller and Fischer  shall use their best efforts to cause the conditions in Article 6 and Article 7 to be satisfied.

            SECTION 4.7 PAYMENT OF  LIABILITIES.  Seller  shall pay or otherwise satisfy  in  the  Ordinary  Course  of  Business  all  of  its  liabilities  and obligations.  Buyer and Seller  hereby waive  compliance  with the bulk transfer provisions  of the Uniform  Commercial  Code (or any similar  law) ("BULK  SALES
LAWS") in connection with the contemplated transactions.

            SECTION 4.8 CHANGE OF NAME.  On or before the Closing  Date,  Seller shall take all other actions necessary to amend its certificate of incorporation and change its name to one  sufficiently  dissimilar to Seller's present name to avoid confusion.

            SECTION 4.9 AUDITED FINANCIAL  STATEMENTS.  On or before the Closing
Date,  Seller shall provide to the Buyer audited  financial  statements  for the years ended December 31, 2003,  December 31, 2004 and for the three-month period ending  March  31,  2005  (the  "AUDITED  FINANCIAL  STATEMENTS").  The  Audited
Financial Statements shall be materially consistent with the unaudited financial statements  included in SCHEDULE  2.4,  except as set forth in SCHEDULE 2.4. The
Audited  Financial  Statements  shall be accompanied by an opinion from a public accounting firm registered with the Public Company  Accounting  Oversight Board, it being understood that the Audited Financial Statements shall be included with the Buyer's financial statements in filings by the Buyer with the Securities and
Exchange Commission.

                                   ARTICLE 5.

                       COVENANTS OF BUYER PRIOR TO CLOSING

            SECTION 5.1 REQUIRED APPROVALS. As promptly as practicable after the date of this  Agreement,  Buyer  shall  obtain all  consents  and  approvals  as identified  in SCHEDULE  3.3.  Buyer also shall fully  cooperate  with Seller in obtaining all consents identified in SCHEDULE 2.2(C).

            SECTION 5.2 BEST EFFORTS.  Buyer shall use its best efforts to cause the conditions in Article 6 and Article 7 to be satisfied.

                                      -16-

                                   ARTICLE 6.

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

            Buyer's  obligation  to  purchase  the  Assets and to take the other actions  required  to be  taken  by  Buyer  at the  Closing  is  subject  to the satisfaction,  at or prior to the Closing,  of each of the following  conditions
(any of which may be waived by Buyer, in whole or in part):

            SECTION 6.1 ACCURACY OF  REPRESENTATIONS.  The  representations  and warranties of Seller,  Fischer and the  Shareholder in this  Agreement  shall be accurate  in all  material  respects  as of the  Closing  Date as if made on the
Closing Date, except for any changes consented to in writing by Buyer.

            SECTION  6.2  SELLER'S   PERFORMANCE.   All  of  the  covenants  and
obligations  that Seller is  required  to perform or to comply with  pursuant to this  Agreement at or prior to the Closing  shall have been duly  performed  and complied with in all material respects.

            SECTION 6.3 CONSENTS. Each of the consents identified in EXHIBIT 6.3
(the "MATERIAL  CONSENTS") must have been obtained and must be in full force and effect.

            SECTION 6.4  AVAILABILITY  OF  FINANCING.  Buyer and Buyer's  Parent
shall  have  received  financing  in an  amount  sufficient  to  consummate  the transactions contemplated under this Agreement.

            SECTION  6.5  ADDITIONAL  DOCUMENTS.  Seller  must have  caused  the documents and instruments required by SECTION 1.7(A) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

                 (a) A statement from the holder of each note listed on SCHEDULE
1.4(A)(III),  if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness represented by such note, the interest rate thereon,  and a statement to the effect that Seller, as obligor under such note, is not in default under any of the provisions thereof;

                 (b)  releases of all  Encumbrances  on the  Assets,  other than
Permitted Encumbrances;

                 (c) certificates dated as of a recent date prior to the Closing as to the good standing of Seller and payment of all  applicable  state Taxes by
Seller,  from  the  appropriate  officials  of the  State of  Delaware  and each jurisdiction  in which  Seller is  licensed  or  qualified  to do  business as a foreign corporation as specified in SCHEDULE 2.1; and

                 (d) such other  documents as Buyer may  reasonably  request for the purpose of (i) evidencing the  satisfaction of any condition  referred to in this Article 6, or (ii) otherwise  facilitating  the consummation or performance of any of the Contemplated Transactions.

            SECTION 6.6 NO PROCEEDINGS.  Since the date of this Agreement, there has not been  commenced or  threatened  proceeding  or action (a)  involving any challenge to, or seeking damages or other relief in connection  with, any of the

                                      -17-

contemplated transactions, or (b) that may have the effect of preventing, making illegal,  imposing limitations or conditions on, or otherwise interfering,  with any of the contemplated transactions.

            SECTION 6.7  GOVERNMENTAL  AUTHORIZATIONS.  Buyer must have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

            SECTION  6.8  PURCHASE  PRICE  ADJUSTMENT.  If  the  Purchase  Price
Adjustment,  as set forth in SECTION 1.3 of this Agreement is greater than Seven
Hundred  and Fifty  Thousand  Dollars  ($750,000.00),  the Buyer  shall have the absolute discretion to terminate this Agreement without any further obligations.

                                   ARTICLE 7.

              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

            Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Seller, in whole or in part):

            SECTION   7.1   ACCURACY   OF   REPRESENTATIONS.   All  of   Buyer's
representations  and  warranties  in  this  Agreement  must be  accurate  in all material respects as of the Closing Date as if made on the Closing Date.

            SECTION  7.2  BUYER'S   PERFORMANCE.   All  of  the   covenants  and
obligations that Buyer is required to perform or to comply with pursuant to this
Agreement at or prior to the Closing must have been  performed and complied with in all material respects.

            SECTION 7.3 CONSENTS. Each of the Consents identified in EXHIBIT 6.3 must have been obtained and must be in full force and effect.

            SECTION  7.4  ADDITIONAL  DOCUMENTS.  Buyer  must  have  caused  the documents and instruments required by SECTION 1.7(B) and the following documents
to  be  delivered   (or  tendered   subject  only  to  Closing)  to  Seller  and
Shareholders:

                 (a) an opinion of the Law Offices of Morton S.  Taubman,  dated the Closing Date, in a form customary for similar transactions; and

                 (b) such other  documents as Seller may reasonably  request for the purpose of evidencing the satisfaction of any condition  referred to in this
Article 7.

                 (c) NO  INJUNCTION.  There  must  not be in  effect  any  Legal
Requirement or any injunction or other Order that (a) prohibits the consummation

                                      -18-

of the  Contemplated  Transactions,  and (b) has been adopted or issued,  or has otherwise become effective, since the date of this Agreement.

            SECTION 7.5 PURCHASE PRICE. The cash component of the Purchase Price to be paid at Closing to Seller,  after  adjustments as provided in SECTION 1.3, shall be at least  $4,500,000  (inclusive of the amount to be paid to the Escrow
Agent).

                                   ARTICLE 8.

                              ADDITIONAL COVENANTS

            SECTION 8.1 EMPLOYEES AND EMPLOYEE BENEFITS.

                 (a) Effective immediately before the Closing Date, Seller shall terminate the employment of all of its Employees (the "AVAILABLE EMPLOYEES") and
shall release such Available  Employees  from the provisions of any  restrictive covenants  and/or  agreements  with Seller with respect to Buyer so as to enable
Buyer to employ such  individuals.  Buyer shall offer  employment  to all of the
Available  Employees following the Closing at the same base salary and incentive bonus arrangements, and comparable group health insurance and other benefits, as each such  Available  Employee has with Seller.  (b) It is understood and agreed that (i) any offer of employment  made by Buyer as referenced in SECTION  8.1(A)
above will not constitute any commitment,  contract or understanding  (expressed or  implied)  of any  obligation  on the part of Buyer  to a  post-Closing  Date employment  relationship  of any  fixed  term or  duration  or upon any terms or conditions  other than those that Buyer may  establish  pursuant  to  individual offers of employment;  and (ii) employment offered by Buyer is "at will" and may be terminated  by Buyer or by an employee at anytime for any reason  (subject to any written commitments to the contrary made by Buyer).

                 (c) Seller will be responsible for (i) the payment of all wages and other  remuneration  due to its Employees  with respect to their services as employees of Seller  through the close of business on the Closing Date; and (ii)
the payment of any termination or severance payments and the provision of health
plan   continuation   coverage  in  accordance  with  the  requirements  of  the
Consolidated  Omnibus Budget  Reconciliation Act of 1985 (COBRA), as amended, or any other  legal  requirement.  Seller  will be liable  for any  claims  made or incurred by the Employees  and their  beneficiaries  under the Employee  Benefit
Plans, and Buyer will not have any responsibility,  liability or obligation,  to the Employees or to any other person with respect to any Employee Benefit Plan.

            SECTION  8.2  PAYMENT  OF TAXES  RESULTING  FROM  SALE OF  ASSETS BY
SELLER.  Seller shall pay in a timely manner all taxes (other than income taxes)
imposed  on it  resulting  from or payable  in  connection  with the sale of the
Assets pursuant to this Agreement.

                                      -19-

            SECTION 8.3 PAYMENT OF OTHER  RETAINED  LIABILITIES.  In addition to payment of taxes  pursuant to SECTION 8.2,  Seller  shall pay, or make  adequate provision for the payment,  in full of all of the Retained  Liabilities.  If any such  Retained  Liabilities  are  not so  paid  or  provided  for,  or if  Buyer reasonably  determines that failure to make any payments will impair Buyer's use or enjoyment  of the Assets or conduct of the business of the Seller  previously conducted  using the Assets,  Buyer may at any time after the Closing Date elect to make all such  payments  directly  or through  the escrow  (but shall have no obligation to do so) and will be promptly reimbursed therefor by Seller.

            SECTION 8.4 COVENANT NOT TO COMPETE.

                 (a) In consideration of the Purchase Price to be received under this  Agreement,  Seller agrees that,  for a period of three (3) years after the
Closing Date, it shall not directly or indirectly, do any of the following:

                      (i)  engage  in,  or  invest  in,  own,  manage,  operate, finance,  control,  be employed by,  associated with or in any manner  connected with,  or render  services  or advice or other aid to, any person  engaged in or planning  to  become  engaged  in,  or any  other  business  whose  products  or activities  compete  in whole or in part with,  the  business  of Buyer,  or any business  carried  on  by  Buyer  utilizing  the  Assets,  anywhere  within  the continental United States;

                      (ii) induce or attempt to induce any  employee of Buyer to leave the employ of Buyer,  in any way interfere with the  relationship  between
Buyer and any employee of Buyer,  or solicit,  offer  employment  to,  otherwise attempt  to hire,  employ,  or  otherwise  engage  as an  employee,  independent contractor, or otherwise, any such employee; or

                      (iii)  induce or attempt  to induce any person  that was a customer,  client or  business  relation of Buyer at any time during the one (1)
year period  preceding the Closing Date to cease doing  business with Buyer,  in any way interfere  with the  relationship  between Buyer and any such  customer, client or  business  relation,  or solicit the  business  of any such  customer, client or business relation.

                 (b) Seller  acknowledges  that all of the foregoing  provisions are reasonable and are necessary to protect and preserve the value of the Assets and to prevent any unfair  advantage  being  conferred on Seller.  If any of the covenants set forth in this SECTION 8.4 are held to be unreasonable,  arbitrary, or against public policy,  the restrictive  time period herein will be deemed to be the  longest  period  permissible  by law  under  the  circumstances  and the restrictive  geographical  area herein  will be deemed to  comprise  the largest territory permissible by law under the circumstances.

            SECTION 8.5 CUSTOMER  AND OTHER  BUSINESS  RELATIONSHIPS.  After the
Closing,  Seller  shall  cooperate  with Buyer in its  efforts to  continue  and maintain  for the  benefit  of Buyer  those  business  relationships  of  Seller existing  prior to the  Closing and  relating to the  business to be operated by
Buyer  after the  Closing,  including  relationships  with  lessors,  employees, regulatory authorities,  licensors,  customers, suppliers and others, and Seller will satisfy the Retained  Liabilities  in a manner which is not  detrimental to any of such relationships.  Seller will refer to Buyer all inquiries relating to

                                      -20-

the Business.  Neither  Seller nor any of its officers or employees,  shall take any action  which  would  tend to  diminish  the value of the  Assets  after the
Closing or which  would  interfere  with the  business of Buyer to be engaged in after the Closing.

            SECTION 8.6 RETENTION AND ACCESS TO RECORDS. After the Closing Date,
Buyer  shall  retain  for a period of seven (7) years  those  records  of Seller delivered to Buyer.  Buyer also shall provide Seller and a representative of the shareholders  reasonable access thereto,  during normal business hours and on at least three (3) days' prior written notice,  to enable them to prepare financial statements  or tax  returns or deal with tax  audits.  After the  Closing  Date,
Seller shall  provide  Buyer and Buyer's  representatives  reasonable  access to records that are Excluded  Assets,  during normal business hours and on at least three (3) days'  prior  written  notice,  for any  reasonable  business  purpose specified by Buyer in such notice.

            SECTION 8.7  UNCOLLECTED  ACCOUNTS  RECEIVABLE.  In the event Seller indemnifies  Buyer pursuant to SECTION 10.2 for a claim under SECTION 2.20, each such  accounts  receivable  for which Buyer is  indemnified  shall revert to the
Seller.  Seller shall retain any and all  payments on such  accounts  receivable received  subsequent  to the date of payment of any claim,  and Seller  shall be entitled  to take  such  action as it deems  necessary  to seek  collection  and payment of any such account receivable.

                                   ARTICLE 9.

                                   TERMINATION

            SECTION 9.1 TERMINATION  EVENTS. This Agreement may be terminated by written  notice  given  prior to or at the  Closing,  subject to SECTION  9.2 as follows:

                 (a) by Buyer or Seller if a material breach of any provision of this  Agreement  has been  committed  by the other party and such breach has not been waived by the non-breaching party;

                 (b) by  Buyer  if any  condition  in  Article  6 has  not  been satisfied as of the date specified for the Closing; or if satisfaction of such a condition by such date is or becomes  impossible (other than through the failure of Buyer to comply with its obligations  under this Agreement),  or the Purchase
Price Adjustment exceeds the Maximum Buyer's Amount, as set forth in SECTION 1.3 of this  Agreement  and Buyer has not waived  such  condition  on or before such date;

                 (c) by  Seller,  if any  condition  in  Article  7 has not been satisfied as of the date specified for the Closing or if  satisfaction of such a condition by such date is or becomes  impossible (other than through the failure of Seller or the  Shareholders  to comply  with  their  obligations  under  this
Agreement) and Seller has not waived such condition on or before such date;

                 (d) by mutual consent of Buyer and Seller; or

                                      -21-

                 (e) by Buyer or Seller if the  Closing  has not  occurred on or before June 30,  2005 or such later date as the  parties may agree upon,  unless the party giving notice of termination is in material breach of this Agreement.

            SECTION 9.2 EFFECT OF TERMINATION. Each party's right of termination under  SECTION  9.1 is in  addition  to any other  rights it may have under this
Agreement or otherwise,  and the exercise of such right of termination  will not be an election of remedies.  If the Agreement is terminated  pursuant to SECTION
9.1, all obligations of the parties under this Agreement will terminate,  except that the  obligations of (a) the parties in this SECTION 9.2 and Article 10; and
(b)  Buyer  in  SECTION  9.3,  will  survive;  PROVIDED,  HOWEVER,  that if this
Agreement  is  terminated   because  of  a  breach  of  this  Agreement  by  the
non-terminating  party  or  because  one  or  more  of  the  conditions  to  the terminating  party's  obligations  under this  Agreement  is not  satisfied as a result  of the  party's  failure  to  comply  with its  obligations  under  this
Agreement,  the  terminating  party's  right to pursue all legal  remedies  will survive such termination unimpaired.

            SECTION  9.3  FINANCING   FEES.  In  the  event  this  Agreement  is
terminated due solely to Buyer failing to accomplish the financing  contemplated in SECTION 3.5 on or before the Closing  Date,  Buyer shall  immediately  pay to
Seller an  amount in cash  equal to the  total  amount of  third-party  fees and expenses  directly  incurred  by  Seller  in  connection  with the  transactions contemplated by this Agreement, including all counsel fees and expenses, and all audit  and  accounting  fees  and  expenses  incurred  in  connection  with  the preparation of the Financial Statements, in an amount not to exceed $50,000.

                                  ARTICLE 10.

                                 INDEMNIFICATION

            SECTION 10.1 SURVIVAL. All representations,  warranties,  covenants, and  obligations  in this  Agreement,  the Schedules  attached  hereto,  and the certificates delivered pursuant to SECTION 1.7, will survive the Closing and the
consummation   of  the   transactions   contemplated   hereby.   The   right  to
indemnification,  reimbursement,  or other remedy based on such representations, warranties,  covenants and obligations will not be affected by any investigation conducted  with  respect  to, or any  knowledge  acquired  (or  capable of being acquired)  about,  the accuracy or inaccuracy of or  compliance  with,  any such representation,  warranty,  covenant  or  obligation.  Buyer is not aware of any facts  or  circumstances  that  would  serve as the  basis  for a claim by Buyer against  Seller,  Fischer or the  Shareholder  based upon a breach of any of the representations  and  warranties  of the  Seller,  Fischer  and the  Shareholder contained in this Agreement or breach by any of Seller's covenants or agreements to be performed  by any of them at or prior to Closing.  Buyer will be deemed to have  waived  in  full  any  breach  of  any  of  Seller's,  Fischer's  and  the
Shareholder's   representations  and  warranties  and  any  such  covenants  and agreements of which Buyer has such awareness at the Closing.

            SECTION 10.2  INDEMNIFICATION  AND REIMBURSEMENT BY SELLER,  FISCHER
AND THE SHAREHOLDER. Seller, Fischer and the Shareholder, jointly and severally,
(with respect to clause (a) below),  and Seller (with respect to clauses (b) and
(c)) shall indemnify and hold harmless Buyer,  and its directors,  stockholders,

                                      -22-

members,  partners,  employees,  representatives and agents  (collectively,  the
"BUYER INDEMNIFIED PERSONS"), and shall reimburse the Buyer Indemnified Persons, for any loss,  liability,  claim, damage (including incidental and consequential
damages),   or  expense  (including  costs  of  investigation  and  defense  and reasonable  attorneys' fees and expenses) whether or not involving a third-party claim (collectively,  "DAMAGES"),  arising,  directly or indirectly,  from or in connection with:

                 (a)  any  breach  of any  representation  or  warranty  made by
Seller,  Fischer  or the  Shareholder  in this  Agreement,  or the  certificates delivered pursuant to SECTION 1.7;

                 (b) any breach of any covenant or  obligation of Seller in this
Agreement; and

                 (c) any Retained Liabilities.

            SECTION 10.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. Buyer shall indemnify and hold harmless  Seller and its  directors,  stockholders,  members, partners,  employees,  representatives  and agents  (collectively,  the  "SELLER
INDEMNIFIED PERSONS") and shall reimburse the Seller Indemnified Persons for any
Damages arising, directly or indirectly, from or in connection with:

                 (a) any breach of any  representation or warranty made by Buyer in this Agreement or in any certificate or document  delivered by Buyer pursuant to this Agreement;

                 (b) any breach of any covenant or  obligation  of Buyer in this
Agreement or in any other  document,  writing or  instrument  delivered by Buyer pursuant to this Agreement; and

                 (c) the Assumed Liabilities.

            SECTION   10.4   LIMITATIONS   ON  AMOUNT  -  SELLER,   FISCHER  AND
SHAREHOLDER.  Seller,  Fischer and the  Shareholder  will have no liability (for indemnification  or  otherwise)  with  respect to claims under  SECTION  10.2(A)
(other than with respect to claims under SECTION 2.20) until the total amount of
Damages  with  respect to such matters  exceeds  $50,000,  and then only for the amount by which  such  Damages  exceed  $50,000;  PROVIDED,  HOWEVER,  that this
SECTION  10.4(A) will not apply to any breach of any of Seller's,  Fischer's and the  Shareholder's  representations  and  warranties  of which  the  Seller  had knowledge  at any  time  prior  to the date on  which  such  representation  and warranty is made.  Further,  Seller,  Fischer and the Shareholder  shall have no liability  for any Damages  after all amounts  paid with respect to claims under
SECTION 10.2 total $50,000 in the aggregate.

                                      -23-

            SECTION 10.5 TIME LIMITATIONS.

                 (a) Seller and the  Shareholders  will have no  indemnification liability for the breach of any  representation or warranty set forth in Article
2, unless on or before the first anniversary of the Closing Date, Buyer notifies
Seller or the Shareholder of a claim  specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; PROVIDED,  HOWEVER, that any claim with  respect to  SECTION  2.8,  2.10 or 2.11 may be made at any time, subject to the applicable period of statute of limitations.

                 (b) Buyer will have no indemnification liability for the breach of any  representation  or warranty  set forth in Article 3, unless on or before the first  anniversary  of the Closing Date,  Seller  notifies  Buyer of a claim specifying  the factual basis of that claim in  reasonable  detail to the extent then known by Seller.

            SECTION 10.6 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS. If,
after the Closing Date, either a Buyer Indemnified  Person or Seller Indemnified
Person,  as  the  case  may  be  (the  "INDEMNITEE"),  receives  notice  of  any third-party  claim or alleged  third-party  claim asserting the existence of any matter of a nature as to which the  Indemnitee  is  entitled  to be  indemnified under  this  Agreement,  the  Indemnitee  shall  promptly  notify  Seller or the
Shareholder,  or Buyer, as the case may be (the  "INDEMNITOR"),  in writing with respect  thereto,  but the failure to notify the Indemnitor will not relieve the
Indemnitor of any  liability  that it may have to an  Indemnitee,  except to the extent that the Indemnitor demonstrates that the defense of such action has been prejudiced by the Indemnitee's  failure to give such notice. The Indemnitor will have  the  right  to  defend  against  any  such  claim  provided  (a)  that the
Indemnitor,  within ten (10) days after the giving of such notice by Indemnitee, notifies Indemnitee in writing that (i) Indemnitor disputes such claim and gives reasons therefor, and (ii) Indemnitor will, at its own cost and expense,  defend the same, and (b) such defense is instituted and continuously maintained in good faith by Indemnitor.  Indemnitee may, if it so elects, designate its own counsel to  participate  with the counsel  selected by Indemnitor in the conduct of such defense.  Indemnitor  will not  permit  any lien or  execution  to attach to the assets of Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or  deposits  as are  necessary  to prevent  the same.  In any event,
Indemnitor will keep Indemnitee  fully advised as to the status of such defense.
If  Indemnitor  is given  notice  of a claim as  aforesaid  and  fails to notify
Indemnitee  of its  election  to defend  such claim  within the time  prescribed herein,  or after  having  elected to defend such claim fails to  institute  and maintain such defense as prescribed  herein,  or if such defense is unsuccessful then, in any such event,  the  Indemnitor  shall fully satisfy and discharge the claim  within  ten  (10)  days  after  notice  from  the  Indemnitee  requesting
Indemnitor  to do so. If the  Indemnitor  assumes  the  defense of any action or proceeding (y) no compromise or settlement of such claims may be effected by the
Indemnitor  without the  Indemnitee's  consent unless (A) there is no finding or admission of any  violation  of any legal  requirement  or any  violation of the rights of any person and no effect on any other  claims that may be made against the Indemnitee,  and (B) the sole relief  provided is monetary  damages that are paid in full by the  Indemnitor;  and (z) the Indemnitee  will have no liability with respect to any compromise or settlement of such claims effected without its consent.

                                      -24-

                 SECTION 10.7 PROCEDURE FOR  INDEMNIFICATION  - OTHER CLAIMS.  A
claim for  indemnification  for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                  ARTICLE 11.

                               GENERAL PROVISIONS

            SECTION 11.1  EXPENSES.  Except as otherwise  expressly  provided in this Agreement,  each party to this Agreement shall bear its respective expenses incurred in connection with the preparation,  execution, and performance of this
Agreement  and the  transactions  contemplated  hereby,  including  all fees and expenses of its representatives.

            SECTION 11.2  NOTICES.  All notices,  consents,  waivers,  and other communications  under this  Agreement  must be in writing  and will be deemed to have been duly given when (a)  delivered by hand (with written  confirmation  of receipt),  (b)  sent by  facsimile  with  confirmation  of  transmission  by the transmitting  equipment,  (c)  received by the  addressee,  if sent by certified mail,  return  receipt  requested,  (d) sent by email;  or (e)  received  by the addressee,  if sent by a nationally  recognized  overnight delivery service,  in each case to the appropriate  addresses or facsimile numbers set forth below (or to such other addresses or facsimile  numbers as a party may designate by notice to the other parties):

                  Buyer:                   GlobalOptions, Inc.
                                           75 Rockefeller Plaza, 27th Floor
                                           New York, NY  10019
                                           Attn:  Jeff Nyweide
                                           Fax:  212-445-0054
                                           Email:  jnyweide@globaloptions.com

                  with a copy to:          Morton S. Taubman, Esq.
                                           1201 15th Street, N.W., Second Floor
                                           Washington, D.C.  20005
                                           Fax:  202-659-2679
                                           Email:  mtaubman@isiwdc.com

                  Seller, Fischer          Confidential Business Resources, Inc.
                  or Shareholder:          40 Burton Hills Boulevard, Suite 410
                                           Nashville, TN  37215
                                           Attn:  Halsey R. Fischer
                                           Fax:  615-665-1503
            `                              Email:  hfischer@cbrweb.com

                                      -25-

                  with a copy to:          Donald I.N. McKenzie, Esq.
                                           2000 Richard Jones Road, Suite 260
                                           Nashville, TN  37215
                                           Fax:  615-297-7040
                                           Email: dmckenzie@dmckenzielaw.com

            SECTION  11.3  JURISDICTION.  The  parties  agree that the state and federal courts located in Davidson County, Tennessee, will be the sole venue and will  have  sole  jurisdiction  for  the  resolution  of  all  disputes  arising hereunder.  Process in any action or  proceeding  referred  to in the  preceding sentence may be served on any party anywhere in the world.

            SECTION  11.4  WAIVER.  No  failure  to  exercise,  and no  delay in exercising,  on the part of either party,  any right hereunder will operate as a waiver thereof,  nor will any single or partial  exercise of any right hereunder preclude further exercise of any other right hereunder.

            SECTION 11.5 ENTIRE  AGREEMENT  AND  MODIFICATION.  This  Agreement,
together with the  Confidentiality  Agreement  dated as of July 19, 2004 between
Seller  and Buyer and the  Schedules,  Exhibits  and other  documents  delivered pursuant to this  Agreement,  constitutes a complete and exclusive  statement of the terms of the  agreement  between  the  parties  with  respect to its subject matter and supersedes all prior agreements, whether written or oral, between the parties with respect to its subject  matter.  This  Agreement may not be amended except by a written agreement signed on behalf of each of the parties hereto.

            SECTION 11.6 ASSIGNMENTS,  SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No
party may assign any of its rights or delegate any of its obligations under this
Agreement  without the prior written  consent of the other parties,  except that
Buyer may assign any of its rights and  delegate  any of its  obligations  under this  Agreement (i) to any affiliate of Buyer,  and (ii) in connection  with the sale of all or substantially  all of the assets of Buyer,  provided that no such assignment  or  delegation  will  relieve  Buyer  from  any of  its  obligations hereunder.  Subject to the preceding sentence,  this Agreement will apply to, be binding in all respects  upon,  and inure to the benefit of the  successors  and permitted assigns of the parties. Nothing in this Agreement will be construed to give any person other than the parties to this  Agreement any legal or equitable right  under  or  with  respect  to  this  Agreement  or any  provision  of this
Agreement,  except  such  rights  as shall  inure to a  successor  or  permitted assignee pursuant to this SECTION 11.6.

            SECTION 11.7  SEVERABILITY.  If any  provision of this  Agreement is held invalid or unenforceable by any court of competent jurisdiction,  the other provisions of this Agreement  will remain in full force and effect.  The parties agree that if any provision  contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining  provisions of this Agreement valid and enforceable to the fullest extent  permitted by law and, to the extent necessary,  shall  amend or  otherwise  modify  this  Agreement  to replace  any provision  contained herein that is held invalid or  unenforceable  with a valid and enforceable provision giving effect to the intent of the parties.

            SECTION  11.8  SECTION  HEADINGS,   CONSTRUCTION.  The  headings  of
Articles and Sections in this  Agreement are provided for  convenience  only and will not affect its construction or  interpretation.  All Exhibits and Schedules to this Agreement are incorporated  into and constitute an integral part of this
Agreement as if fully set forth herein. All words used in this Agreement will be

                                      -26-

construed to be of such gender or number as the context  requires.  The language used in the Agreement  shall be construed,  in all cases,  according to its fair meaning,  and not for or against any party hereto. The parties  acknowledge that each party has reviewed  this  Agreement and that rules of  construction  to the effect that any ambiguities  are to be resolved  against the drafting party will not be available in the interpretation of this Agreement.

            SECTION 11.9  GOVERNING  LAW. This Agreement will be governed by and construed  under the laws of the State of Tennessee  without regard to conflicts of laws principles that would require the application of any other law.

            SECTION 11.10 COUNTERPARTS. This Agreement may be executed in one or more  counterparts,  each of which will be deemed to be an original copy of this
Agreement and all of which,  when taken  together,  will be deemed to constitute one and the same agreement.

            SECTION  11.11  FURTHER  ASSURANCES.  The  parties  shall  cooperate reasonably  with  each  other  and  with  their  respective  representatives  in connection  with any  steps  required  to be  taken as part of their  respective obligations  under this  Agreement,  and the parties  agree (a) to furnish  upon request to each other such  further  information,  (b) to execute and deliver to each other such other documents,  and (c) to do such other acts and things,  all as the other party may  reasonably  request for the purpose of carrying  out the intent of this Agreement and the transactions contemplated hereby.

            SECTION  11.12 LEGAL FEES. In the event that legal  proceedings  are commenced by Buyer against  Seller,  or by Seller against  Buyer,  in connection with  this  Agreement  or the  transactions  contemplated  hereby,  the party or parties  that  do not  prevail  in such  proceedings  shall  pay the  reasonable
attorneys'  fees  and  expenses   incurred  by  the  prevailing  party  in  such
proceedings.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -27-

      IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Asset  Purchase
Agreement as of the date first written above.

                                           BUYER:

                                           GLOBALOPTIONS, INC.

                                           By:     /s/ Harvey W. Schiller
                                              ----------------------------------
                                           Name:   Harvey W. Schiller
                                                 -------------------------------
                                           Its:    Chairman
                                                --------------------------------

                                           SELLER:

                                           CONFIDENTIAL BUSINESS RESOURCES, INC.

                                           By:     /s/ Halsey R. Fischer
                                               ---------------------------------
                                                   Halsey R. Fischer, President

                                                   /s/ Halsey R. Fischer
                                           -------------------------------------
                                                   Halsey R. Fischer

                                           FISCHER & ASSOCIATES, INC.

                                           By:     /s/ Halsey R. Fischer
                                                   -----------------------------
                                                   Halsey R. Fischer, President

                            ASSET PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                      -28-

                       LIST OF ANNEXES/EXHIBITS/SCHEDULES

ANNEXES
Annex A                 -           Permitted Encumbrances

EXHIBITS
Exhibit 1.3             -           Form of Closing Date Statement
Exhibit 1.5             -           Allocation of Purchase Price
Exhibit 1.7(a)(v)       -           Form of Escrow Agreement
Exhibit 1.7(a)(vi)      -           Form of Employment Contract
Exhibit 6.3             -           Material Consents

SELLER'S SCHEDULES
Schedule 1.4(a)(iii)    -           Certain Liabilities of Seller
Schedule 2.1            -           Foreign Qualifications
Schedule 2.2(c)         -           Consents; Non-material Contracts
Schedule 2.4            -           Financial Statements
Schedule 2.6            -           Description of Leased Real Property
Schedule 2.7(a)         -           Personal Property
Schedule 2.7(b)         -           Tangible Personal Property
Schedule 2.8            -           Taxes
Schedule 2.9            -           Employees
Schedule 2.10           -           Employee Benefit Plans
Schedule 2.11(a)        -           Legal Requirements
Schedule 2.11(b)        -           Governmental Authorizations
Schedule 2.12(a)        -           Legal Proceedings
Schedule 2.13           -           Insurance
Schedule 2.14           -           Seller Contracts
Schedule 2.15           -           Intellectual Property Assets
Schedule 2.16           -           Relationship with Related Persons
Schedule 2.17           -           Undisclosed Liabilities
Schedule 2.20           -           Accounts Receivable
Schedule 2.23           -           Bank Accounts
Schedule 2.24           -           Prepayments and Deposits

BUYER'S SCHEDULES
Schedule 3.3            -           Consents and Approvals

                                     ANNEX A

                             PERMITTED ENCUMBRANCES

1.   Security interest and lien in all the Company's assets,  including accounts receivable, granted to SunTrust Bank.

2.   Purchase  money  security  interests  with  respect to  Cadillac  and Dodge
     Caravan.

                                                                     EXHIBIT 1.3

                                     FORM OF
                             CLOSING DATE STATEMENT

       As of the close of business on [DAY BEFORE THE CLOSING DATE]:

       CURRENT ASSETS:

                   Accounts Receivable ("AR")             $
                   Cash                                   $
                   Advances and Prepaid          $_________

       Total Current Assets:                              $

       LESS CURRENT LIABILITIES:

                   Seller's Bank Line of Credit           $
                   Accounts Payable                       $
                   Accrued Expenses              $_________

       Total Current Liabilities:                $_________

       Purchase Price Adjustment                 $_________

                                   EXHIBIT 1.5

                            PURCHASE PRICE ALLOCATION

Class I Assets:                                                   $   12,000*
    Cash and General Deposits

    Class II Assets:                                                     None

Class III Assets:                                                 $1,410,000*

Class IV Assets:                                                         None

Class V Assets:                                                   $  285,000*

Class VI Assets:                                                  $__________
    Section 197 Intangibles except Goodwill and Going Concern Value

Class VII Assets:                                                 $3,000,000*
    Goodwill and Going Concern Value

*All subject to change based on final numbers at Closing.

                                   EXHIBIT 6.3

                                MATERIAL CONSENTS

1.   Massey Burch Venture Fund II, L.P.  pursuant to the  Investor's  Agreement, dated as of June 14, 2002.

2.   SunTrust Bank, pursuant to the Seller's bank line of credit.